SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 16, 2004



                         THE BEAR STEARNS COMPANIES INC.
              Exact Name of Registrant as Specified in its Charter




  DELAWARE                     File No. 1-8989                   13-3286161
  --------                     ---------------                   ----------
 State or Other                (Commission File                  (IRS Employer
 Jurisdiction of                Number)                           Identification
  Incorporation)                                                  Number)


                383 Madison Avenue, New York, New York                   10179
                (Address of Principal Executive Offices)              (Zip Code)


         Registrant's telephone number, including area code:     (212)  272-2000
                                                                 ---------------




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                        (a) Financial Statements of business acquired:

                                    Not applicable.

                        (b) Pro Forma financial information:

                                    Not applicable.

                        (c)   Exhibit:

                             (99) Press Release, dated June 16, 2004.



 Item 12.  Results of Operations and Financial Condition

On June 16, 2004, The Bear Stearns Companies Inc. issued a press release announcing financial results for its quarter ended May 31, 2004. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

















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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              THE BEAR STEARNS COMPANIES INC.

                                       By:     /s/ Jeffrey M. Farber
                                               ----------------------
                                                Jeffrey M. Farber
                                                Controller
                                               (Principal Accounting Officer)

Dated:      June 16, 2004



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                         Description

(99)                                Press Release, dated June 16, 2004








































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Contact:    Elizabeth Ventura       (212) 272-9251
            John Quinn              (212) 272-5934


           BEAR STEARNS REPORTS 2004 SECOND QUARTER RESULTS
          EARNINGS UP 24.0% TO $347.8 MILLION OR $2.49 PER SHARE

   Net revenues up 17.8% to $1.7 billion from $1.5 billion in 2nd quarter 2003

Global Clearing Services revenue up 19.4% to $223.7 million from $187.4 million

  Record Fixed Income net revenues up 10.4% to reach new high of $844.4 million

NEW YORK - June 16, 2004 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.49 for the second quarter ended May 31, 2004, up 21.5% from $2.05 per share for the second quarter of 2003. Net income for the second quarter of 2004 was $347.8 million, up 24.0% from $280.4 million for the second quarter of 2003. Net revenues for the 2004 second quarter were $1.7 billion, up 17.8% from $1.5 billion for the 2003 second quarter. The annualized return on common stockholders' equity for the second quarter of 2004 was 19.6% and 20.4% for the trailing 12-month period ended May 31, 2004.

            "I am extremely pleased to report that Bear Stearns posted excellent results for the second quarter and record results the first half of 2004,"said James E. Cayne, chairman and chief executive officer. "This success highlights the diversity of our business mix and the sustainability of the underlying earnings power of this franchise. We saw robust activity across the fixed income businesses and steady improvement in clearing, wealth management and many of the equity areas. Our dedication to comprehensively serving our clients' needs enables us to drive shareholder value and to continue to produce industry-leading returns."

A brief discussion of the firm's business segments follows:



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CAPITAL MARKETS
Capital Markets net revenues for the second quarter of 2004 were $1.35 billion, up 14.7% from $1.18 billion for the quarter ended May 31, 2003.
o Institutional Equities net revenues were $252.0 million, up 33.1% from $189.3 million for the second quarter of 2003. Revenues increased in the domestic and international equity sales and trading areas reflecting higher market volumes and increased market share. A decline in customer activity levels and reduced market volatility had a negative effect on equity derivative, risk arbitrage and convertible arbitrage revenues. The results of Bear Wagner Specialists, LLC were reported on a consolidated basis for the first time in the first quarter of 2004. This change in reporting increased the 2004 second quarter net revenues by approximately $50 million compared to the prior year quarter.
o Fixed Income net revenues were a record $844.4 million, up 10.4% from $765.2 million in the comparable prior year quarter. Fixed Income reported its best ever quarterly results with the mortgage area operating at record levels and the interest rate product areas continuing to provide strong results. Mortgage related revenues were driven by active customer flow in the ARMs, non-agency and commercial mortgage markets. In the credit businesses, the high yield and corporate bond trading areas experienced lower levels of activity from prior year record levels as credit spreads widened during the quarter.
o Investment Banking net revenues were $254.9 million in the second quarter of 2004, up 14.1% from the $223.4 million in the comparable prior year period. Equity underwriting continued to show improvement, while merger and acquisition advisory fees were on par with the prior year quarter.

GLOBAL CLEARING SERVICES
Second quarter 2004 Global Clearing Services net revenues were $223.7 million, up 19.4% from $187.4 million in the second quarter of 2003. Average customer margin debt balances for the quarter ended May 31, 2004 were $46.7 billion, up 18.2% from $39.5 billion in the prior year quarter. Increased customer activity, particularly in the prime brokerage area, was evident as higher margin debt, customer short, and stock borrow balances drove revenue growth.


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WEALTH MANAGEMENT
Wealth Management net revenues for the quarter ended May 31, 2004 were $176.5 million, up 41.9% from $124.4 million in the second quarter of 2003.
o Private Client Services net revenues were $117.3 million, an increase of 28.7% from $91.1 million in the 2003 second quarter. This revenue growth was fueled by the rebound in the equity markets, increased customer trading volume and the hiring of high producing brokers.
o Asset Management net revenues grew 78.1% to $59.2 million for the second quarter of 2004 from $33.3 million in the prior year's quarter. Excluding revenues of $21.5 million from the sale of certain mutual funds assets to The Dreyfus Corporation, Asset Management revenues increased 13.5% to $37.7 million. Assets under management increased to $27.3 billion on May 31, 2004 from $24.4 billion on May 31, 2003. Excluding assets transferred to Dreyfus, assets under management increased 29.5% from the second quarter of 2003.

EXPENSES
o Compensation as a percentage of net revenues was 49.9% in the second quarter of 2004 as compared with 47.3% for the second quarter of 2003.
     Year to date compensation to net revenues was 49.5% for 2004 versus 48.7% for 2003.
o Non-compensation expenses were $352.0 million for the quarter ended May 31, 2004, an increase of 2.8% from $342.4 million in the 2003 quarter. The ratio of non-compensation expenses to net revenues was 20.4% in the second quarter 2004 versus 23.4% in the prior year quarter. The increase in non-compensation expenses is primarily attributable to the consolidation of the results of Bear Wagner Specialists, LLC in the May 2004 income statement.

         The pre-tax profit margin increased to 29.7% in the quarter ended May 31, 2004 from 29.3% in the 2003 second quarter.

         As of May 31, 2004, total capital, including stockholders' equity and long-term borrowings, was approximately $40.0 billion. Book value as of May 31, 2004 was $53.38 per share, based on 144.3 million shares outstanding.


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Update on Mutual Fund Investigation
In relation to an ongoing investigation by the Securities and Exchange Commission (SEC) into mutual fund trading practices, Bear, Stearns & Co. Inc. and Bear, Stearns Securities Corp. have received a notice that the staff of the SEC is considering recommending that the commission bring a civil injunctive action and/or issue an administrative cease and desist order against them. Such action could result in, among other things, disgorgement, civil monetary penalties, and/or other remedial sanctions. Bear Stearns is cooperating fully with the SEC in connection with this matter.

Quarterly Common Stock Cash Dividend Declared
The Board of Directors of The Bear Stearns Companies Inc. declared a regular, quarterly cash dividend of 20 cents per share on the outstanding shares of common stock, payable July 30, 2004, to stockholders of record on July 16, 2004.

Quarterly Preferred Cash Dividends Declared
The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable July 15, 2004 to stockholders of record on June 30, 2004.



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          Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the
parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $40.0 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm's website at http://www.bearstearns.com.

                                     ***
                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 2003 Annual Report to Stockholders and similar sections of the company's quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.


A conference call to discuss the company's results will be held on Wednesday, June 16, 2004, at 10 a.m., EST. The call will be open to the public. Those wishing to listen to the conference call should dial 1-888-243-0813 (or 1-703-925-2400 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1 p.m. EST. The pass code for the replay is 489322. The replay will be available until midnight on Friday, July 2, 2004. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema by telephone at 1-212-272-4417 or via e-mail at jjarema@bear.com.